EXHIBIT 23.2
                                                                    ------------


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the inclusion in this Registration Statement on Form SB-2, (the "Registration Statement") of Global Matrechs, Inc. and subsidiaries (the "Company"), of our reports dated May 10, 2005 and May 12, 2004, which reports include an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts".



/s/ Sherb & Co, LLP.
------------------------
Sherb & Co, LLP.
New York, New York
July 8, 2005